                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549



                             _____________________


                                   FORM 8-K

                                CURRENT REPORT
                    PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934



Date of report (Date of earliest event reported)   January 29, 1997
                                                 --------------------------


                       Pioneer Commercial Funding Corp.
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              (Exact Name of Registrant as Specified in Charter)


       New York                     0-24940              13-3763437
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(State of Other Jurisdiction      (Commission         (IRS Employer
   of Incorporation)             File Number)        Identification No.)


       6660 Reseda Blvd., Reseda, CA                91335
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(Address of Principal Executive Offices)          (Zip Code)


Registrant's telephone number, including area code  (818) 776-0590
                                                  -------------------------


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     (Former Name or Former Address, if Changed Since Last Report)
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ITEM 5.  OTHER EVENTS.

     The Registrant entered into a written agreement, effective January 29, 1997, with Leedan, an indirect stockholder of the Registrant and certain other unaffiliated investors for a $4,000,000 private placement by the Registrant of unregistered and restricted common stock and convertible notes at a subscription price of $1.00 per share of common stock and a conversion rate of one share of common stock for each $1.00 of convertible notes. Closing of the transaction is subject to the fulfillment of certain conditions, including obtaining any necessary consents of third parties and governmental authorities, including the Bank of Israel, and compliance with applicable filing requirements. The Registrant presently anticipates that the transaction will close in mid-to late February.

ITEM 7.  EXHIBITS

Exhibit 99.1  Press Release of the Registrant, dated February 5, 1997

Exhibit 99.2 Agreement, dated as of January 29, 1997, among the Registrant, Leedan Business and Management Ltd. and Jay Botchman



                                  SIGNATURES

     Pursuant to the requirement of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                            PIONEER COMMERCIAL FUNDING CORP.



Date:   February 6, 1997    By:  /S/ M. Albert Nissim
     -------------------        -----------------------
                                M. Albert Nissim
                                President
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                                 EXHIBIT TABLE



EXHIBIT NUMBER      EXHIBIT

Exhibit 99.1        Press Release of the Registrant, dated February 5, 1997

Exhibit 99.2 Agreement, dated as of January 29, 1997, among the Registrant, Leedan Business and Management Ltd. and Jay Botchman